Exhibit 24
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of Schering-Plough Corporation, a New Jersey corporation (herein called the “Corporation”), does hereby constitute and appoint Robert Bertolini, Douglas J. Gingerella and Susan Ellen Wolf, or any of them, his or her true and lawful attorney or attorneys and agent or agents, to do any and all acts and things and to execute any and all instruments which said attorney or attorneys and agent or agents may deem necessary or advisable to enable the Corporation to comply with the Securities Exchange Act of 1934, as amended, and any rules, regulations, requirements or requests of the Securities and Exchange Commission thereunder or in respect thereof in connection with the filing under said Act of the Annual Report of the Corporation on Form 10-K for the fiscal year ended December 31, 2005 (herein called the “Form 10-K”); including specifically, but without limiting the generality of the foregoing, the power and authority to sign the respective names of the undersigned officers and/or directors as indicated below to the Form 10-K and/or to any amendment of the Form 10-K and each of the undersigned does hereby ratify and confirm all that said attorney or attorneys and agent or agents, or any of them, shall do or cause to be done by virtue hereof.
      IN WITNESS WHEREOF, each of the undersigned has subscribed these presents this 28th day of February, 2006.

/s/ FRED HASSAN Fred Hassan, Chairman of the Board and Chief Executive Officer	/s/ ROBERT J. BERTOLINI Robert J. Bertolini, Executive Vice President and Chief Financial Officer

/s/ DOUGLAS J. GINGERELLA Douglas J. Gingerella, Vice President and Controller; Principal Accounting Officer	/s/ CARL E. MUNDY, JR. Carl E. Mundy, Jr., Director

/s/ HANS W. BECHERER Hans W. Becherer, Director	/s/ RICHARD DE J. OSBOURNE Richard de J. Osborne, Director

/s/ THOMAS J. COLLIGAN Thomas J. Colligan, Director	/s/ PATRICIA F. RUSSO Patricia F. Russo, Director

/s/ C. ROBERT KIDDER C. Robert Kidder, Director	/s/ KATHRYN C. TURNER Kathryn C. Turner, Director

/s/ PHILIP LEDER, M.D. Philip Leder, M.D., Director	/s/ ROBERT F. W. VAN OORDT Robert F. W. van Oordt, Director

/s/ EUGENE R. MCGRATH Eugene R. McGrath, Director	/s/ ARTHUR F. WEINBACH Arthur F. Weinbach, Director